Exhibit 99.2

Acadia Realty Trust Updates Certain Information in Financial Tables for First Quarter 2013 Operating Results

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--April 25, 2013--Acadia Realty Trust (NYSE: AKR) today announced an update to the financial tables provided in its press release dated April 23, 2013 reporting first quarter 2013 results. The only update is to reflect an investment formerly presented under the equity method on a consolidated basis for the quarter ended March 31, 2013. There are no changes to net income attributable to Common Shareholders, earnings per share or funds from operations as originally reported in the tables or any other information aside from these tables.

(Financial Highlights Follow)

ACADIA REALTY TRUST AND SUBSIDIARIES Financial Highlights 1 For the Quarters ended March 31, 2013 and 2012 (dollars and Common Shares in thousands, except per share data)

	For the Quarters ended
	March 31,
Revenues	2013	2012

Minimum rents	$32,860	$21,708
Percentage rents	195	243
Mortgage interest income	2,869	2,055
Expense reimbursements	7,971	5,402
Other property income	399	72
Management fee income	15	433
Other income	2,962	--
Total revenues	47,271	29,913
Operating expenses
Property operating	7,149	5,457
Real estate taxes	5,196	4,139
General and administrative	5,626	5,925
Depreciation and amortization	10,628	7,146
Total operating expenses	28,599	22,667

Operating income	18,672	7,246

Equity in earnings (losses) of unconsolidated affiliates	2,250	(56)

Other interest income	29	54

Interest expense and other finance costs	(10,309)	(6,560)
Income from continuing operations before income taxes	10,642	684

Income tax benefit (provision)	140	(188)

Income from continuing operations	10,782	496

ACADIA REALTY TRUST AND SUBSIDIARIES Financial Highlights 1 For the Quarters ended March 31, 2013 and 2012 (dollars and Common Shares in thousands, except per share data)

	For the Quarters ended
	March 31,
	2013	2012

Operating income from discontinued operations	397	2,327
Net income	11,179	2,823
(Income) loss attributable to noncontrolling interests:
Continuing operations	(1,208)	2,992
Discontinued operations	(348)	(1,805)
Net (income) loss attributable to noncontrolling
interests	(1,556)	1,187

Net income attributable to Common Shareholders	$9,623	$4,010

Supplemental Information
Income from continuing operations attributable to
Common Shareholders	$9,574	$3,488
Income from discontinued operations attributable to
Common Shareholders	49	522
Net income attributable to Common Shareholders	$9,623	$4,010

Net income attributable to Common Shareholders per Common Share –
Basic
Net income per Common Share – Continuing
operations	$0.18	$0.08
Net income per Common Share – Discontinued
operations	--	0.01
Net income per Common Share	$0.18	$0.09
Weighted average Common Shares	53,414	42,736

Net income attributable to Common Shareholders per Common Share –
Diluted 2
Net income per Common Share – Continuing
Operations	$0.18	$0.08
Net income per Common Share – Discontinued
Operations	--	0.01
Net income per Common Share	$0.18	$0.09
Weighted average Common Shares	53,851	43,146

ACADIA REALTY TRUST AND SUBSIDIARIES Financial Highlights 1 For the Quarters ended March 31, 2013 and 2012 (dollars and Common Shares in thousands, except per share data)
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS 3

	For the Quarters ended
	March 31,
	2013	2012

Net income attributable to Common Shareholders	$9,623	$4,010

Depreciation of real estate and amortization of leasing costs
(net of noncontrolling interests' share):
Consolidated affiliates	6,891	4,828
Unconsolidated affiliates	203	392
Income attributable to noncontrolling interests’ in
Operating Partnership	124	63
Distributions – Preferred OP Units	5	5
Funds from operations	$16,846	$9,298
Funds from operations per share – Diluted
Weighted average Common Shares and OP Units 4	54,531	43,792
Funds from operations, per share	$0.31	$0.21

ACADIA REALTY TRUST AND SUBSIDIARIES Financial Highlights 1 For the Quarters ended March 31, 2013 and 2012 (dollars in thousands)
RECONCILIATION OF OPERATING INCOME TO NET PROPERTY OPERATING INCOME (“NOI”) 3

	For the Quarters ended
	March 31,
	2013	2012

Operating income	$18,672	$7,246

Add back:
General and administrative	5,626	5,925
Depreciation and amortization	10,628	7,146

Less:
Management fee income	(15)	(433)
Mortgage interest income	(2,869)	(2,055)
Straight line rent and other adjustments	(734)	456

Consolidated NOI	31,308	18,285

Noncontrolling interest in NOI	(13,051)	(6,468)
Pro-rata share of NOI	18,257	11,817
Operating Partnerships’ interest in Opportunity Funds	(2,391)	(1,511)
Operating Partnerships’ share of unconsolidated joint ventures 1	697	1,689
NOI – Core Portfolio	$16,563	$11,995

Note:
1 Does not include share of unconsolidated joint ventures within Opportunity Funds

SELECTED BALANCE SHEET INFORMATION
	As of
	March 31, 2013	December 31, 2012
	(dollars in thousands)

Cash and cash equivalents	$81,831	$91,813
Rental property, at cost	1,504,885	1,249,140
Total assets	2,295,869	1,908,440
Notes payable	1,102,321	727,978
Total liabilities	1,209,177	838,184

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters ended March 31, 2013 and 2012
(dollars and Common Shares in thousands, except per share data)

Notes:

1 For additional information and analysis concerning the Company’s results of operations, reference is made to the Company’s Quarterly Supplemental Disclosure furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

2 Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

3 The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property, depreciation and amortization, and impairment of depreciable real estate. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, impairment of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures.

4 In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assume full conversion of a weighted average 655 and 621 OP Units into Common Shares for the quarters ended March 31, 2013 and 2012, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 25 Common Shares for each of the quarters ended March 31, 2013 and 2012. In addition, diluted FFO also includes the effect of 437 and 410 employee share options, restricted share units and LTIP units for the quarters ended March 31, 2013 and 2012, respectively.

CONTACT:
Acadia Realty Trust
Jon Grisham, 914-288-8100